UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 20, 2006

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Amendment No. 1 amends the current report on Form 8-K of Echelon Corporation, a Delaware corporation, filed with Securities and Exchange Commission on January 26, 2006.

ITEM 1.01. Entry into a Material Definitive Agreement

As previously reported, on January 20, 2006, the Compensation Committee of the Board of Directors of Echelon Corporation (“Echelon”) approved a management bonus plan for 2006, pursuant to which each manager will receive, in lieu of cash, shares of Echelon common stock, designated as performance shares, in an amount equal to 50% of each manager’s individual bonus amount divided by the closing price of Echelon’s stock on February 1, 2006. Based upon the closing price of Echelon’s stock on February 1, 2006, an aggregate of 67,133 shares of Echelon common stock, designated as performance shares, will be issued on February 1, 2008 to the following Echelon named executive officers, subject to such executive officers continuing to be employed by Echelon on such date: M. Kenneth Oshman, 33,259 shares; Beatrice Yormark, 9,977 shares; Oliver R. Stanfield, 9,977 shares; Kathleen B. Bloch, 5,543 shares; and Frederik H. Bruggink, 8,377 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: February 2, 2006